EXHIBIT 1

STOCK PURCHASE AGREEMENT
BY AND AMONG
POOL COMPANY
AS BUYER,
POOL ENERGY SERVICES CO.
AS POOL
SEA MAR, INC.
AS THE COMPANY,
AND
THOSE OTHER PERSONS WHOSE NAMES
ARE SET FORTH IN SCHEDULE 3.1(b) HEREOF,
AS SELLERS

Dated as of February 10, 1998

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	3.2	Representations and Warranties of Buyer		18
		(a)	Due Organization; Good Standing and Power	19
		(b)	Authorization and Validity of Agreement	19
		(c)	No Approvals or Notices Required; No Conflict with Instruments	19
		(d)	Certain Fees	19
		(e)	Authorization of Common Stock	19
		(f)	SEC Filings	19
		(g)	No Material Adverse Change	20

4.	Covenants			20
	4.1	Access to Information		20
	4.2	Inspection of Vessels		20
	4.3	Conduct of the Business		21
	4.4	Further Actions		21
	4.5	Notification		22
	4.6	No Inconsistent Action		22
	4.7	Hart-Scott-Rodino Act		22
	4.8	Acquisition Proposals		22
	4.9	Public Announcements		23
	4.10	Purchase Price Adjustments		23
	4.11	Regulatory Approvals		23
	4.12	Registration Rights		23

5.	Conditions Precedent			27
	5.1	Conditions Precedent to Obligations of All Parties		27
		(a)	No Governmental Action	28
		(b)	Termination under Hart-Scott-Rodino Act	28
		(c)	Employment Agreement	28
		(d)	Escrow Agreement	28
		(e)	Voting Agreement	28
	5.2	Conditions Precedent to Obligations of Buyer		28
		(a)	Accuracy of Representations and Warranties	28
		(b)	Performance of Agreements	28
		(c)	Actions and Proceedings	28
		(d)	Title	29
		(e)	Licenses and Consents	29
		(f)	Environmental Matters	29
		(g)	Opinion of Counsel to Sellers	29
		(h)	Operation	29
		(i)	Material Adverse Change	29
		(j)	Facts or Omissions	29
		(k)	Audit	30
		(1)	Vessel Documents	30
		(m)	New Vessel Charters	30

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	5.3	Conditions Precedent to the Obligations of the Sellers	30
		(a) Accuracy of Representations and Warranties	30
		(b) Performance of Agreements	30
		(c) Actions and Proceedings	30
		(d) Opinion of Counsel to Buyer	30
		(e) Material Adverse Change	31

6.	Termination		31
	6.1	General	31
	6.2	No Liabilities in Event of Termination	31

7.	Covenants; Action Subsequent to Closing		31
	7.1	Use of Names	31

8.	Indemnification		31
	8.1	Indemnification by the Sellers	31
	8.2	Indemnification by Buyer	32
	8.3	Monetary Limit on Indemnification Liability	32
	8.4	Indemnification Procedures	32
	8.5	Time Limits on Liability	33
	8.6	Seller Representative	34

9.	Miscellaneous		34
	9.1	Payment of Certain Fees and Expenses	34
	9.2	Notices	34
	9.3	Entire Agreement	35
	9.4	Binding Effect; Benefit	35
	9.5	Assignability	36
	9.6	Amendment; Waiver	36
	9.7	Limitation on Interest	36
	9.8	Section Headings; Index	36
	9.9	Severability	36
	9.10	Counterparts	36
	9.11	Applicable Law	36
	9.12	Dispute Resolution	37
		(a) Good Faith Negotiations	37
		(b) Mediation	37
		(c) Arbitration	37
	9.13	Confidentiality	37

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10.	Definitions		38
	10.1	Defined Terms	38
	10.2	Certain Additional Defined Terms	40
	10.3	References	41
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LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT
SCHEDULES

Schedule 3.1(a)	—	State of Incorporation and Foreign Qualification

Schedule 3.1(b)	—	Ownership of Stock

Schedule 3.l(c)	—	Consents and Approvals

Schedule 3.1(d)	—	Financial Information

Schedule 3.1(e)	—	Liens and Encumbrances

Schedule 3.1(f)	—	Properties, Contracts, Permits and Other Data

Schedule 3.1(h)	—	Accounts Receivable; Inventory

Schedule 3.1(i)	—	Legal Proceedings

Schedule 3.1(j)	—	Insurance

Schedule 3.1(k)	—	Intellectual Property

Schedule 3.1(l)	—	Conduct of Business in Compliance with Regulatory and Contractual Requirements

Schedule 3.1(n)	—	Environmental Compliance

Schedule 3.1(o)	—	Books and Records

Schedule 3.l(p)	—	Taxes

Schedule 3.1(q)	—	Additional Information

Schedule 3.1(r)	—	Labor Matters

Schedule 3.1(s)	—	Employee Benefit Plans

Schedule 3.1(t)	—	Affiliate Transactions

Schedule 3.1(w)	—	Vessels

Schedule 3.1(x)	—	Customers

Schedule 3.2(c)	—	Buyer Consents
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EXHIBITS

Exhibit 1	—	Allocation of Purchase Price

Exhibit 2	—	Promissory Note

Exhibit 3	—	Escrow Agreement

Exhibit 4	—	Voting Agreement

Exhibit 5	—	Adjusted Pro Forma Balance Sheet

Exhibit 6	—	Employment Agreement

Exhibit 7	—	Opinion of Counsel to Sellers and Company

Exhibit 8	—	Opinion of Counsel to Buyer

Exhibit 9	—	Construction Contract Assignment
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STOCK PURCHASE AGREEMENT
           This Stock Purchase Agreement (this “Agreement”) is made and entered into as of February 10, 1998 by and among those persons whose names are set forth in Schedule 3.1(b) hereof (collectively, the “Sellers” and individually, a “Seller”), Sea Mar, Inc., a Louisiana corporation (the “Company”), Pool Energy Services Co., a Texas corporation (“Pool”) and Pool Company, a Texas corporation (“Buyer”).
R E C I T A L S:
           1. The Sellers own all of the issued and outstanding capital stock (the “Stock”) of Company, which is engaged in the offshore vessel business (the “Business”); and
           2. The Sellers desire to sell to Buyer and Buyer desires to acquire from the Sellers, the Stock, in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth; and
           3. The Company joins in the execution of this Agreement for the purpose of evidencing its consent to consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer.
AGREEMENT
           In consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.	Purchase and Sale.
           1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell and deliver to Buyer and Buyer shall purchase from Sellers all of the Stock, free and clear of all Encumbrances. At the Closing, each of the Sellers shall deliver to Buyer certificates evidencing the Stock owned by such Seller (which, in the aggregate, shall constitute all of the Stock), duly endorsed for transfer or accompanied by duly executed stock powers.
           1.2 Further Assurances. From time to time after the Closing, the Sellers will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Stock or to enable Buyer to exercise and enjoy all rights and benefits of the Sellers with respect thereto.

2.	Closing; Purchase Price.
           2.1 Closing Date. The closing of the transactions provided for in this Agreement (the “Closing”) shall take place (i) at the offices of Gardere Wynne Sewell & Riggs, L.L.P., 333 Clay Avenue, Suite 800, Houston, Texas, at 10:00 a.m., local time, on the later of (x) March 31, 1998, or (y) the third business day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions of the obligations of the parties set forth in Section 5, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the “Closing Date”.
           2.2 Purchase Price and Payment at Closing. The aggregate purchase price for the Stock shall be the sum of subparagraphs (a) and (b) below (the “Purchase Price”), subject to adjustment pursuant to Section 2.3 below. The Purchase Price shall be payable at the Closing and shall consist of:
           (a) $50,000,000.00 (the “Cash Amount”) in cash. The Cash Amount shall be paid to each Seller in the amounts set forth beside the name of each Seller in Exhibit 1 at the Closing in the form of a bank cashier’s check payable to the order of such Seller or, if requested by such Seller, in immediately available funds by confirmed wire transfer to a bank account to be designated by such Seller (such designation to occur no later than the second Business Day prior to the Closing Date).
           (b) An aggregate of 1,538,462 shares of common stock of Pool (the “Pool Stock”), allocated to each Seller in the amounts set forth beside the name of such Seller in Exhibit 1.
           One-half of the Pool Stock to be delivered hereunder shall be placed in escrow with Bank One Texas N.A. pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit 3 (the “Escrow Agreement”) to serve as security for Sellers’ indemnity obligations under Article 8 of this Agreement. The other one-half of the Pool Stock to be delivered to the Sellers hereunder shall be subject to the terms of a Voting Agreement in the form attached hereto as Exhibit 4 (the “Voting Agreement”).
           Sellers acknowledge and agree that the allocation of the Purchase Price among them as set forth on Exhibit 1 is the sole responsibility of the Sellers, and Buyer and the Company shall have no obligation or other responsibility with respect to such allocation.
           2.3 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment as follows:
           (a) Buyer shall cause the Company to prepare and Arthur Andersen L.L.P. (the “Auditors”), the Company’s independent certified public accountants, to audit in accordance with generally accepted accounting principles, consistently applied, and report on (with no exceptions as to the application of GAAP or as to the scope of the audit) a statement of the Company’s Shareholders’ Equity as of the Closing Date. Such statement, together with all related working papers, being herein referred to as the “Statement”. The Statement shall be compared with the adjusted pro forma balance sheet as of August 31, 1997, a copy of which is attached as Exhibit 5 (the “Pro Forma Balance Sheet”) and the Shareholders’ Equity shown therein. The amount of increase or decrease in the Shareholders’ Equity is hereinafter referred to as the “Purchase Price Adjustment”. The fees and expenses of the Auditors shall be borne by Buyer.
           (b) The parties hereto shall use their reasonable best efforts to cause the Auditors to complete and deliver the Statement to Sellers and Buyer within 90 days after the Closing Date.
           (c) If the Purchase Price Adjustment is a positive amount, the Purchase Price shall be increased by such amount, with such increase being payable in cash by Buyer within fifteen business days of the date of the delivery to Buyer of the Statement (the “Determination Date”). The amount of any such increase shall be allocated among the Sellers in proportion to the allocation of the Cash Amount payable at Closing as set forth on Exhibit 1 hereto. If the Purchase Price Adjustment is a negative amount, then the Purchase Price shall be reduced by such amount, and the Sellers, shall pay such amount to Buyer in proportion to the allocations set forth in Exhibit 1 within fifteen (15) business days of the Determination Date.
           (d) In the event that Buyer, on the one hand, or Seller Representative on the other, disagrees with the Statement, such party shall have fifteen (15) days from the Determination Date to attempt to resolve such dispute with the other. In the event such dispute cannot be resolved, either Buyer or Seller Representative can request, by the delivery of a notice to the other specifying in reasonable detail the nature of the dispute, within three (3) days of the expiration of such fifteen day period, that the dispute be resolved by an independent nationally-recognized accounting firm that has no business relationship with either party (the “Accounting Arbitrator”) selected by the party delivering the notice. The Accounting Arbitrator shall review any disputed items and resolve any such disputes within thirty (30) days of the date the Accounting Arbitrator is retained. The decision of the Accounting Arbitrator shall be final and binding between the parties for the purpose of determining any Purchase Price adjustment pursuant to this Section 2.3. The fees and expenses of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by Sellers.
           2.4 Payment of Additional Consideration. In addition to the Purchase Price, Buyer shall pay to Sellers, or their assigns or successors, subject to the terms and conditions of this Agreement, additional consideration as follows:
           (a) Sellers shall be paid an amount in cash equal to the lesser of (i) $10,000,000 or (ii) Adjusted 1998 EBITDA. Such amount shall be paid within ten Business Days after the determination of Adjusted 1998 EBITDA. As used herein “Adjusted 1998 EBITDA” shall mean the amount by which EBITDA for calendar year 1998 exceeds $25,000,000. “EBITDA” shall mean the Company’s audited earnings from assets owned or contracted for on the date hereof before expenses of the transaction contemplated by this Agreement, interest expense, interest income, depreciation expense, amortization expense, allocated overhead expenses from Pool or any affiliate of Pool other than Sea Mar to the extent that such allocation exceeds any expense which previously was ordinarily incurred by Sea Mar when a stand alone entity and income tax, as reflected in the Company’s 1998 or 1999, as appropriate, audited consolidated financial statements, excluding any gain or loss on the disposal of material assets. EBITDA will be calculated on a basis consistent with past practices including prior capitalization policy whether or not a different capitalization policy is actually applied; and
           (b) Sellers shall be paid an amount in cash equal to the lesser of (i) $10,000,000 or (ii) Adjusted 1999 EBITDA. Such amount shall be paid within ten Business Days after the determination of Adjusted 1999 EBITDA. As used herein, “Adjusted 1999 EBITDA” shall mean the amount by which EBITDA for calendar year 1999 exceeds $35,000,000.
           (c) All payments of additional consideration pursuant to this Section 2.4 shall be allocated among the Sellers in the same percentages as the Cash Amount is allocated in Exhibit 1. The additional consideration shall be payable within ten (10) business days of the completion of calculation of the adjusted 1998 EBITDA and the Adjusted 1999 EBITDA, respectively.
           2.5 Associated Transaction. In conjunction with this transaction, Company shall enter into a Construction Contract Assignment with Sea Mar Equipment, Inc. in the form of Exhibit 9 attached hereto, pursuant to which Company shall acquire the Construction Contract in exchange for the provision to Sea Mar Equipment, Inc. of either a $10,000,000 cash payment or a promissory note in the amount of $10,000,000, payable in one year, bearing interest at 7.5% substantially in the form of Exhibit 2 attached hereto and made a part hereof (the “Construction Contract Assignment”). Buyer shall fund Company with either the required $10,000,000 cash or a $10,000,000 promissory note, at Buyer’s option at the time of the Closing.

3.	Representations and Warranties.
           3.1 Representations and Warranties of the Sellers and the Company. The Company and the Sellers, jointly and severally, represent and warrant to Buyer as of the date hereof and as of the Closing Date, as follows:
           (a) Due Organization; Good Standing and Power. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each Subsidiary has the corporate power and authority to own, lease and operate its respective assets and to conduct its respective business as now conducted. The Company and each Subsidiary is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which their respective right, title or interest in or to any of their respective assets, or the conduct of their respective business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on any of the assets, the business or the results of operations of the Company or of such Subsidiary. The jurisdiction of incorporation of the Company and each Subsidiary and jurisdictions in which the Company and each Subsidiary are qualified or licensed to do business are set forth on Schedule 3.1(a). No actions or proceedings to dissolve the Company or any Subsidiary are pending. The Company has delivered to Buyer true and complete copies of the minute books and stock transfer books of the Company and the Subsidiaries, each of which is accurate and complete.
           (b) Validity of Agreement; Capitalization. This Agreement has been duly executed and delivered by the Sellers and the Company and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general equity principles. The Company’s authorized capital consists solely of (i) 100 shares of Class A Common Stock, no par value, of which 100 are issued and outstanding, (ii) 60 shares of Class B Common Stock, no par value of which no shares are issued and outstanding and (iii) 100 shares of Class C Common Stock, no par value, of which no shares are issued and outstanding. The record and beneficial ownership of such shares is as set forth on Schedule 3.1(b) hereto. All of the issued and outstanding shares of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights, and have been issued in compliance with all Applicable Laws (including state and federal securities laws). The Stock constitutes all shares of the outstanding capital stock of the Company. The Company owns 100% of the stock and equity interest of each Subsidiary. Except as set forth on Schedule 3.1(b), there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company or any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of the capital stock or other voting securities of the Company or such Subsidiary, {iii) no options, warrants or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of its capital stock or other voting securities or any securities of the Company or any Subsidiary convertible into or exchangeable for such capital stock or voting securities, (iv) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to the Company or any Subsidiary, and (v) no shares of any other entity owned by the Company or any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares, securities, options, equity equivalents, interests or rights. Each Seller is (and at the Closing Date will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Buyer will acquire, good, valid and marketable title to, the number of shares of Stock set forth opposite the name of such Seller on Schedule 3.1(b), free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities laws.
           (c) No Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.1(c) hereto, the execution, delivery and performance of this Agreement by the Sellers and the Company and the consummation by them of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any Applicable Law and (ii) will not result in the creation of any Encumbrance on the Stock under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Sellers, the Company or any Subsidiary under, or result in the creation of an Encumbrance upon any portion of the assets of the Company or any Subsidiary pursuant to, the charters or by-laws of the Company or any Subsidiary, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Sellers, the Company or any Subsidiary are a party or by which any of them or any of their assets is bound or affected. The Stock is transferable and assignable to Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect of any of the Stock or the Business or any of the assets of the Company.
           (d) Financial Information and Absence of Certain Changes. The Company has delivered to Buyer accurate and complete copies of (i) the Company’s audited consolidated balance sheets as of December 31, 1995 and December 31, 1996, and the related audited consolidated statements of income, stockholders’ equity and cash flows for each of the years then ended, and the notes and schedules thereto, prepared in conformity with GAAP, together with the unqualified reports thereon of Arthur Andersen L.L.P., independent public accountants {the “Audited Financial Statements”), and (ii) the Company’s unaudited consolidated balance sheet as of December 31, 1997 (the “Latest Balance Sheet”), and the related unaudited statements of income, stockholders’ equity and cash flows for the twelve-month period then ended (together with the Latest Balance Sheet, the “Unaudited Financial Statements”), certified by the Company’s Finance Manager (collectively, the “Financial Statements”). The Company has also delivered the Pro Forma Balance Sheet. Except as shown in Schedule 3.1(d), the Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company and its consolidated Subsidiaries in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by GAAP, and (iii) accurately, completely and fairly present the Company’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice, which will not be material in the aggregate. The Pro Forma Balance Sheet has been prepared from the books and records of the Company and its consolidated Subsidiaries in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, subject to the footnotes and exceptions contained therein. To the knowledge of Sellers and the Company, neither the Company nor any Subsidiary has any liability or obligation that would materially and adversely affect the business, assets, financial condition or results of operations of the Company and the Subsidiaries, whether accrued, absolute, contingent, or otherwise, except as set forth on the Latest Balance Sheet or on Schedule 3.1(d). Except as disclosed on Schedule 3.1(d), since the date of the Latest Balance Sheet, there has not been nor will there be any change in the assets, liabilities, financial condition, or operations of the Company or its Subsidiaries from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate have had or will have a material adverse effect on such assets, liabilities, financial condition, or operations. Without limiting any of the foregoing, since the date of the Latest Balance Sheet and until the Closing Date, except as disclosed on Schedule 3.1(d) the Company and its Subsidiaries have not and, except as specifically contemplated in Sections 4.10 and 5.1 below, will not have:
           (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business;
           (ii) mortgaged, pledged, or subjected to any Encumbrance (or agreed to do so with respect to) any of their assets, or discharged or satisfied any Encumbrance, or paid or satisfied any obligation or liability other than in the ordinary course of business and consistent with past practice;
           (iii) sold or transferred, or agreed to sell or transfer, any of their assets, or canceled or agreed to cancel, any debts due them or claims therefor, except, in each case, for full consideration and in the ordinary course of business;
           (iv) engaged in any transactions adversely affecting the Business or their assets or suffered any extraordinary losses or waived any rights of substantial value not in the ordinary course of business;
           (v) purchased or agreed to purchase any securities, bonds, or any other capital stock or assets of any other entity with cash or liquid assets, or used cash or liquid assets to incur debts, for matters not within the ordinary course of business or not for appropriate corporate purposes;
           (vi) increased any salaries or granted or agreed to grant, or paid, or agreed to pay, any bonus, loan, incentive payment or other item of value or made any other similar agreement, to or with any of its directors, officers or agents except as compensation in the ordinary course of business for appropriate services performed;
           (vii) declared or paid any dividend or made any other distribution to their shareholders;
           (viii) made or authorized any capital expenditure except as provided in the pro forma schedule of capital expenditure heretofore furnished to Buyer;
           (ix) made or agreed to make any changes in their Articles of Incorporation, bylaws, or capital structure;

           (x) entered into any representative, distributorship, service, installation, support and maintenance, agency or other similar agreement except in the ordinary course of business;
           (xi) incurred or suffered any damage, destruction, or loss, not covered by insurance, materially affecting the Business or any of their respective assets;
           (xii) made or applied to make any change in accounting methods or practices, including for tax purposes; or
           (xiii) entered into any agreement, commitment or understanding, whether or not in writing, with respect to any of the foregoing.
           (e) Title to Properties; Absence of Liens and Encumbrances. The Company and each Subsidiary owns (except as described in Schedule 3.1(e) hereto) good, marketable and indefeasible title to all of its assets, free and clear of all Encumbrances and other restrictions of any kind and nature, other than the Encumbrances specifically set forth on Schedule 3.1(e) hereto.
           (f) Properties, Contracts, Permits and Other Data.
           (i) Schedule 3.1(f) hereto contains a complete and correct list of, and summaries of all the material specifications and details of, all material contracts, contract proposals, charters, outstanding bids, maintenance and service agreements, purchase commitments for materials and other services, construction contracts, and contracts under which the Company or any Subsidiary is a lessor or lessee and other agreements pertaining to the Business to which the Company, any Subsidiary, or an affiliate of the Company or any Subsidiary is a party, the benefits of which are enjoyed in the Business or to which any of the assets of the Company or any Subsidiary is subject;
           (ii) Schedule 3.1 (f) hereto contains a complete and correct list of the Company’s and Subsidiaries’ owned and leased real estate (the “Real Estate”); and
           (iii) Schedule 3.1(f) hereto contains a complete and correct list of all Permits relating to the development, use, maintenance or occupation of the Company’s or any Subsidiary’s properties. Real Estate, or the operation of the Business (other than sales and use tax Permits and franchise tax registrations).
True and complete copies of all documents (including all amendments thereto) referred to in Schedule 3.1(f) hereto have been delivered to or made available for inspection by Buyer. Except as shown on Schedule 3.1(f), all rights, licenses, leases, registrations, applications, contracts, commitments, Permits and other arrangements by the Sellers, the Company or any Subsidiary referred to in Schedules 3.1(f) are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not in the aggregate have an adverse effect on the assets of the Company or its Subsidiaries or on their respective results of operations. Except as shown on Schedule 3.1(f), the Company, the Subsidiaries, and their respective affiliates are not in breach or default in the performance of any material obligation thereunder and to the best knowledge of the Sellers and the Company, no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder. Except as set forth in Schedule 3.1(f) hereto, there are no contracts, agreements, licenses, Permits, franchises or rights to which the Company or any of its Subsidiaries or affiliates is a party which are material to the ownership of any of the Company’s assets, the assets of any Subsidiary, or to the conduct of the Business as conducted by the Company and its Subsidiaries. Except as described on Schedule 3.1(f) hereto, the Company and each Subsidiary has and will have following the Closing, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities required for the conduct of the business as presently conducted. Except as shown on Schedule 3.1(f), there are no outstanding powers of attorney relating to or affecting the Company or any Subsidiary. Except as shown on Schedule 3.1(f), neither the Company nor any Subsidiary is a guarantor for or otherwise liable for any liability or obligation (including indebtedness of any other person).
           (g) Defects. The buildings, plants, structures, Vessels, and equipment of the Company and the Subsidiaries are being transferred “as is, where is” with Seller’s only obligation with respect thereto prior to Closing to continue to maintain same in accordance with past practices in the ordinary course of business. The building, plants, structures, equipment and Vessels of the Company and its Subsidiaries are sufficient for the continued conduct of the Company’s and its Subsidiaries’ businesses after the Closing in substantially the same manner as conducted prior to the Closing.
           (h) Accounts Receivable; Inventory. All accounts receivable reflected on the Latest Balance Sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, except as shown in Schedule 3.1(h), the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserve shown on the Balance Sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistently with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivables reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Subject to such reserves, except as shown in Schedule 3.1(h), each of the Accounts Receivable either has been or will be collected in full, without any setoff. Except as shown in Schedule 3.1(h), the inventories and work in progress reflected on the Latest Balance Sheet and those items of inventory constructed or acquired by the Company and the work performed by the Company after the date of the Latest Balance Sheet, except to the extent disposed of or billed since such date in the ordinary conduct of the business by the Company or its Subsidiaries, are, in the case of such inventory, in good, merchantable and usable condition, and, in the case of such work in progress, represent work completed in accordance with the requirements of any applicable contract, and, in each case, have been reflected on the books of the Company in accordance with GAAP. Except as set forth on Schedule 3.1(e) hereto, all such inventories and work in progress are owned by the Company or its Subsidiaries free and clear of any Encumbrances.
           (i) Legal Proceedings. Except as described in Schedule 3.1 (i) hereto, (i) there is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of any of the Sellers or the Company, threatened seeking relief or damages which, if granted, would adversely affect the Company, any Subsidiary, any of their respective assets, or the ability of Buyer to use and operate the assets of the Company and the Subsidiaries or which would prevent the consummation of the transactions contemplated by this Agreement and (ii) neither the Sellers, the Company nor any Subsidiary has been charged with any violation of or, to the knowledge of either the Sellers or the Company, threatened with a charge or violation of, nor is either of the Sellers or the Company aware of any facts or circumstances that, if discovered by third parties, could give rise to a charge or a violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to either the Sellers, the Company or any Subsidiary, would adversely affect the Business or the results of operations of the Company or its Subsidiaries or that might reasonably be expected to affect the right of Buyer to own the Stock or operate the Company’s and Subsidiaries’ Business after the Closing Date in substantially the manner in which it is currently operated. None of the Company, any Subsidiary, or any director, officer, employee or agent of any of them has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any broker, finder, agent, governmental official or other person, in any matter related to the Business of the Company or any Subsidiary, which the Company, any Subsidiary, or any such director, officer, employee or agent knows or has reason to believe to have been illegal under any Applicable Law.
           (j) Insurance.
           (i) Schedule 3.1(j) hereto sets forth a list and brief description of the insurance policies relating to the insurable properties of the Company and its Subsidiaries and the conduct of the Business of the Company and its Subsidiaries. All premiums due and arising thereon have been paid on a current basis and such policies are in full force and effect.
           (ii) The Company maintains, with financially sound and reputable insurers, insurance policies covering such perils and in such amounts as are usually maintained on vessels engaged in the same or a similar business as the Vessels under blanket fleet policies with respect to vessels of like size, character and marine activity as the Vessels; and such workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law, including endorsements for borrowed servant, voluntary compensation and in rem claims;

           (iii) Schedule 3.1(j) is a complete and accurate list of all pending or outstanding insurance claims (“Outstanding Insurance Claims”) of the Company against the Company’s insurance companies and the amount, if any, of each Outstanding Insurance Claim that is reflected in the Financial Statements as an account receivable or other asset.
           (k) Intellectual Property. Schedule 3.1(k) contains a complete list of all of the Company’s and its Subsidiaries’ right, title or interest in or to any Intellectual Property. Except as described on Schedule 3.1(k) hereto, the Company or its Subsidiaries (i) own and possess all of the Intellectual Property needed for the conduct of the Business as presently conducted; (ii) to the best knowledge of the Sellers and the Company, there is no basis for the assertion by any person of any claim against Buyer or the Company with respect to the use by the Company or Buyer of any of the Intellectual Property; and (iii) neither the Sellers nor the Company is infringing or violating, and to the best knowledge of the Sellers and the Company, neither the Sellers nor the Company have infringed or violated, any rights of any person with respect to any of the Intellectual Property, and the Intellectual Property is not subject to any order, injunction or agreement respecting its use.
           (1) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described on Schedule 3.1(1) hereto, the Company and each Subsidiary has conducted the Business so as to comply with all Applicable Laws, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which would individually or in the aggregate have a material adverse effect on the Business, the Vessels or the results of operations of the Company or any Subsidiary.
           (m) Certain Fees. Neither the Company, any Subsidiary or their respective officers, directors or employees nor Sellers, on behalf of the Company, any Subsidiary or themselves, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby, other than the fees and expenses payable to Simmons & Company International and Chaffe & Associates, Inc., which shall be paid by the Sellers prior to or at the Closing.
           (n) Environmental, Health and Safety Compliance. Except as described on Schedule 3.1(n) hereto,
           (i) the Company and each Subsidiary is, and has continuously been, in compliance with all Environmental Laws;
           (ii) all material notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the operation of the Business have been obtained or filed;
           (iii) there are no past, pending or threatened investigations, proceedings or claims against the Company relating to the presence, release or remediation of any Hazardous Material or for non-compliance with any Environmental Law;
           (iv) Hazardous Materials have not been treated, stored or disposed of on, to or from any property relating in any way to the Company or any Subsidiary or that is or was owned or leased by the Company or any Subsidiary;
           (v) none of the properties owned, leased or operated by the Company or any Subsidiary have been used as landfill or waste disposal sites or contain any underground storage tanks;
           (vi) no conditions or circumstances are known to the Company or the Sellers to exist or to have existed with respect to the Company or any Subsidiary, including without limitation the off-site disposal of Hazardous Materials, that could give rise to any remedial action under, or impose any liability on the Company, any Subsidiary, or Buyer with respect to any Environmental Law;
           (vii) neither the Sellers, the Company nor any Subsidiary has received any notice or claim, and none of them is aware of any facts suggesting, that the Company or any Subsidiary is or may be liable to any person as a result of any Hazardous Material generated, treated or stored at any real estate at any time owned or leased by the Company or any Subsidiary or discharged, emitted, released or transported from any real estate at any time owned or leased by the Company or any Subsidiary or any other source in the conduct of the Business of the Company and its Subsidiaries;
           (viii) no conditions or circumstances are known by the Sellers or the Company to exist or to have existed, and no activities are known by the Sellers or the Company to be occurring or to have occurred, that are resulting or have resulted in the exposure of any person or property to a Hazardous Material such that the owner of the Real Estate or of the Business may in the future be liable to such persons or to the owners of such property for personal or other injuries or damages resulting from such exposure;
           (ix) there are no federal or state air emission credits or air or water discharge Permits related to the Real Estate; and
           (x) to the extent required by Applicable Law, the Vessels have all evidence of financial responsibility necessary to conduct, and to continue to conduct, the business in which they are engaged on the date of this Agreement.
For purposes of this Agreement, the term “Environmental Laws” shall mean, as to any given asset or operation of the Company, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity pertaining to protection of the environment in effect as of the Closing Date. For purposes of this Agreement, the term “Hazardous Material” shall mean any substance which is listed or defined as a hazardous substance, hazardous constituent or solid waste pursuant to any Environmental Law.
           (o) Books and Records. Except as shown on Schedule 3.1(o), all of the books and records of the Company and the Subsidiaries have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP and, to the best of Company’s and Sellers’ knowledge, in compliance with all Applicable Laws and other requirements.
           (p) Taxes. Except as shown on Schedule 3.1(p), for the past five years, the Company and the Sellers have caused to be timely filed with appropriate federal, state, local, foreign, provincial and other Governmental Entities all Tax Returns required to be filed with respect to the Company, the Subsidiaries or the conduct of the Business and have paid, caused to be paid, or adequately reserved in the Financial Statements all Taxes due or claimed to be due from or with respect to such Tax Returns or which are or will become payable with respect to all periods prior to Closing. Except as set forth on Schedule 3.1(p), no extension of time has been requested or granted with respect to the filing of any Tax Return or payment of any Taxes, and no issue has been raised or adjustment proposed by the IRS or any other taxing authority in connection with any of the Company’s Tax Returns, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state, local, foreign, or provincial Tax Returns that include or reflect the use and operation of the Company, the Subsidiaries or the conduct of the Business. Except as set forth on Schedule 3.1(p), neither the Sellers, the Company nor any Subsidiary have received or have knowledge of any notice of deficiency, assessment, audit, investigation, or proposed deficiency, assessment or audit with respect to the Company, the Subsidiaries or the conduct of the Business from any taxing authority. Except as shown on Schedule 3.1(p), none of the Company or any Subsidiary has taken action which is not in accordance with past practice that could defer any liability for Taxes from any taxable period ending on or before the Closing Date to any taxable period ending after such date and neither of the Company or any Subsidiary has consented to the application of Section 341(f) of the Code.
           (q) Additional Information. Schedule 3.1(q) hereto contains accurate lists and summary descriptions of the following:
           (i) the name and address of every bank and other financial institution at which the Company, any Subsidiary or any of their respective affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;
           (ii) the names and titles of and current hourly rates for all employees of the Company and the Subsidiaries, together with the vacation and severance benefits to which each such person is entitled; and

           (iii) all names under which the Company and the Subsidiaries have conducted any business or which any of them has otherwise used.
           (r) Labor Matters. Except as shown on Schedule 3.1(r), neither the Company nor any Subsidiary has suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of the Company or any Subsidiary; no collective bargaining agent has been certified as a representative of any of the employees of the Company or any Subsidiary; and no representation campaign or election is now in progress with respect to any of the employees of the Company or any Subsidiary. Except as shown on Schedule 3.1(r), neither the Sellers, the Company nor any Subsidiary has taken or failed to take any action that would cause Buyer to incur any liability in the event Buyer chooses to dismiss from its employment any of the Company’s employees or any employee of any Subsidiary following the Closing. Except as shown on Schedule 3.1(r), the Company and each Subsidiary has complied in all material respects with all laws relating to the employment of labor in the conduct of the Business, including provisions thereof relating to wages, hours, equal opportunity and the payment of pension contributions, social security and other taxes.
           (s) Employee Benefit Plans and Arrangements.
           (i) Schedule 3.1(s) hereto lists all employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements, whether or not in writing (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument) to which the Company or any Subsidiary is (or ever has been) a party or by which the Company or any Subsidiary is (or ever has been) bound, including, without limitation, (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, (2) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for “fringe benefits” or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or (4) any other “employee benefit plan” (within the meaning of Section 3(3) of ERISA).
           (ii) The Sellers and the Company have delivered to Buyer true, correct and complete copies of all plan documents and/or contracts (including, where applicable, any documents and/or instruments establishing or constituting any related trust, annuity contract or funding instrument) and summary plan descriptions with respect to the plans, agreements and arrangements listed in Schedule 3.1(s) hereto, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing. The Sellers and the Company have provided Buyer with true, correct and complete copies of the Form 5500 filed with respect to each plan identified in Schedule 3.1(s) hereto that was required to file an annual report for the plan year immediately preceding the Closing Date. Each of such Forms 5500 accurately reflects the financial status of the plan to which it relates as of the dates specified therein. In addition, the Sellers and the Company have provided Buyer with (a) true, correct and complete copies of any and all written communications notices or claims that the Sellers, the Company, or any Subsidiary have received from the IRS, the Department of Labor and/or the Pension Benefit Guaranty Corporation concerning any plan, arrangement or agreement identified in Schedule 3.1(s) hereto that give notice of possible imposition of a fine, penalty or liability with respect to such plan, arrangement or agreement and (b) true, correct and complete copies of any complaints, petitions, claims or other notices of liability relating to any such plan, arrangement or agreement that have been filed by any other party.
           (iii) For each of the plans, agreements and arrangements identified in Schedule 3.1(s) hereto, there are no negotiations, demands or proposals that are pending or have been made since the dates of the respective items furnished pursuant to Section 3.1(s)(ii) hereto which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section.
           (iv) The Company, the Subsidiaries, and each of the plans, agreements and arrangements identified in Schedule 3.1(s) hereto are in full compliance with the applicable provisions of the Code and ERISA, the regulations and published authorities thereunder, and all other laws applicable with respect to all such employee benefit plans, agreements and arrangements. The Sellers, the Company and the Subsidiaries have performed all of their respective obligations under all such plans, agreements and arrangements including, but not limited to, the full payment when due of all amounts required to be made as contributions thereto or otherwise. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of the Sellers and the Company, no facts exist which could give rise to any such actions, suits or claims that might have a material adverse effect on such plans, agreements or arrangements.
           (v) Except as specified in Schedule 3.1(s) hereto, each of the plans, agreements or arrangements can be terminated by the Company within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.
           (vi) With respect to each plan identified in Schedule 3.1(s) hereto which is an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) or a “plan” (within the meaning of Section 4975(e)(1) of the Code), no transaction has occurred which is prohibited by Section 406 of ERISA or which could give rise to a material liability under Section 4975 of the Code or Sections 502 (i) or 409 of ERISA.

           (1) Qualified Plans. Except as specifically identified in Schedule 3.1(s) hereto, neither the Company nor any Subsidiary has now, or has at any time previously maintained, a stock bonus, pension or profit-sharing plan which is or was intended to meet the requirements of Section 401(a) of the Code.
           (2) Title IV Plans. Except as specifically identified in Schedule 3.1(s) hereto, the Company does not have, and has not at any time previously maintained, a plan subject to Title IV of ERISA.
           (3) Multiemployer Plans. No plan listed in Schedule 3.1(s) hereto is or ever has been a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) .
           (4) Welfare Benefit Plans. All group health plans of the Company and Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of Sections 601 through 608 of ERISA and 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, neither the Company nor any Subsidiary provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.
           (5) Fines and Penalties. There has been no act or omission by the Company, any Subsidiary, or the Sellers or any ERISA affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502 and 4071 of ERISA or Chapter 43 of the Code.
           (t) Transactions With Affiliates. No shareholder, director or officer of the Company or any Subsidiary, and no associate of any such shareholder, director or officer is currently, directly, or indirectly, a party to any transaction with the Company or any Subsidiary, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payment to any such shareholder, director, officer or associate, except as disclosed on Schedule 3.1(t) . No shareholder, director or officer of the Company or any Subsidiary, and no associate of such shareholder, director or officer owns, directly or indirectly, any interest in, or serves as a director, officer, or employee of, any customer, supplier or competitor of the Company or any Subsidiary, except as disclosed on Schedule 3.1(t). For the purposes of this Section 3.1(t) only, an “associate” of any shareholder, director or officer means a member of the immediate family of such shareholder, director or officer or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest or is a director, officer, partner or trustee, or person holding a similar position.

           (u) Investment Representations.
                (i) Each Seller is acquiring the Pool Stock for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (a) pursuant to an applicable exemption under the Securities Act or (b) in an offering covered by a registration statement filed pursuant to the Securities Act. In acquiring the Pool Stock, each Seller is not offering or selling, and will not offer or sell, for Pool in connection with any distribution of the Pool Stock and each Seller does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.
                (ii) Each Seller acknowledges that he or his representatives have been furnished with substantially the same kind of information regarding Pool and its business, assets, results of operations and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Pool Stock. Each Seller further represents that he has had an opportunity to ask questions of and receive answers from Pool regarding Buyer and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Pool Stock. The foregoing, however, shall not limit or modify the representations and warranties of Buyer in Section 3, shall not limit the rights of a Seller prior to and in anticipation of any issuance of the Pool Stock pursuant hereto, and shall not limit the disclosure requirements of applicable federal and state securities laws.
                (iii) Each Seller acknowledges that he is able to fend for himself, can bear the economic risk of his investment in the Pool Stock, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Pool Stock and is an “accredited investor” as defined in Regulation D under the Securities Act.
                (iv) Each Seller understands that the Pool Stock, when issued to such Seller, will not have been registered pursuant to the Securities Act or any applicable state securities laws, that unless and until registered as contemplated by Section 4.12 the Buyer Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Pool Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued accordingly to the transfer agent for the Pool Stock.
                (v) It is agreed and understood by each Seller that the certificates representing the Pool Stock shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
           (v) Disclosure. No representation or warranty in this Section 3.1 or in any Schedule or Exhibit to this Agreement, or in any written statement, certificate or other document furnished to Buyer contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements therein not misleading. Except for facts generally affecting companies engaged in offshore vessel business, there is no fact known to either the Sellers or the Company that has, or in the future may have, a material adverse effect on the Business or the results of operations of the Company, which fact has not been set forth in this Agreement or in the Schedules hereto.
           (w) Vessels. All Vessels owned or chartered in by the Company are set out in Schedule 3.1(w). Except as set out in Schedule 3.1(w), each of the Vessels is, and will be on the Closing Date, owned by the Company free and clear of all liens, charges and rights of others and duly documented under the laws and flag of the U.S. entitling the Vessels to engage in the coastwise trade in the United States and to operate on a worldwide basis in support of the offshore petroleum industry. Except as set out in Schedule 3.1(w), none of the equipment on board any of the Vessels or held for use on any of the Vessels is leased to the Company. All logs (deck and engine) shall be onboard the Vessels when delivered to Buyer as aforesaid.
           (x) Customers. Set forth in Schedule 3.1(x) hereto is a complete and accurate list of the largest ten (10) customers in terms of revenues of the Company.
           (y) Foreign Corrupt Practices Act. To the knowledge of the Sellers and the Company, there have been no violations of the Foreign Corrupt Practices Act by the Company or any of its agents.
           (z) Construction Contract. The Construction Contract for the New Vessels is in full force and effect, the Company and the Sellers are aware of no defaults by any party to the Construction Contract and the control of the Company and the Construction Contract will be assigned to the Company or another entity or entities designated by the Buyer without the payment of additional funds but with the consent of the Builder.
           3.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:

           (a) Due Organization; Good Standing and Power. Buyer and Pool are corporations duly organized, validly existing and in good standing under the laws of Texas. Buyer and Pool have all corporate power and authority to enter into this Agreement (and each other agreement expressly provided for herein) and to perform their respective obligations hereunder and thereunder.
           (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by Buyer and Pool and the consummation by Buyer and Pool of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on its part. No other corporate action is necessary for the authorization, execution, delivery and performance by Buyer and Pool of this Agreement and the consummation by Buyer and Pool of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and Pool and constitute a legal, valid and binding obligation of Buyer and Pool, enforceable against Buyer and Pool in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general equity principles.
           (c) No Approvals or Notices Required; No Conflict with Instruments. Except as disclosed on Schedule 3.2(c), the execution, delivery and performance of this Agreement by Buyer and Pool and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer and Pool, and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer and Pool, under, the charter or bylaws of Buyer and Pool or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer and Pool is a party or by which Buyer or any of its assets or properties is bound.
           (d) Certain Fees. None of Buyer, Pool nor any of their respective officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby, other than fees and expenses payable to SBC Warburg Dillon Read Inc., which shall be the sole responsibility of Buyer.
           (e) Authorization of Common Stock. The shares of Pool Stock, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.
           (f) SEC Filings. Pool has filed all reports, registrations, and statements, together with any required amendments thereto, with the SEC including, but not limited to, its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1997 and any filings required by applicable state securities authorities. All such reports and statements filed, with any such regulatory authority or body are collectively referred to in this Agreement as the “Reports.” As of their respective dates, the Reports filed comply with the respective rules and regulations promulgated by the SEC and state securities authorities and did not, contain at the time filed, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements in light of the circumstances under which they were made clear and not misleading.
           (g) No Material Adverse Change. There has been no material adverse change in the financial or business condition of Pool or Buyer since September 30, 1997.

4.	Covenants.
           4.1 Access to Information. During the period beginning on the date hereof and ending on the Closing Date, the Sellers and the Company will (a) give or cause to be given to Buyer and its representatives such access, during normal business hours, to the plant, properties, books and records of the Company and the Subsidiaries as Buyer shall from time to time reasonably request and (b) furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyer shall from time to time reasonably request. Buyer and its representatives shall be entitled, in consultation with the Sellers, to such access to the representatives, officers and employees of the Company and the Subsidiaries as Buyer may reasonably request. The Sellers shall permit Buyer and its representatives to confirm, on reasonable notice and on the basis of agreed methods, with the Company’s and Subsidiaries’ principal vendors, customers, and trade affiliates, that the acquisition by Buyer of the Company will be acceptable to such vendors, customers, and trade affiliates and that the acquisition will not adversely effect the relationship of such vendors, customers and trade affiliates with the Business. The Sellers and the Company agree that such access by Buyer and its representatives shall include the right to perform a soil and groundwater analysis of the Real Estate and to conduct such other environmental investigations of the Real Estate as Buyer shall deem necessary or appropriate to determine on-site conditions and the presence or absence of any Hazardous Materials. In connection with such environmental investigations, the Sellers and the Company will provide to or make available for inspection by Buyer and its representatives (i) all records relating to the disposal of waste materials generated at the Real Estate; (ii) all environmental Permits and records relating to compliance with such Permits; (iii) all records of spills or other releases; (iv) all records relating to employee exposure to workplace chemicals; (v) all environmental audits or assessments; (vi) all insurance records relating to coverage for environmental incidents affecting the Real Estate; (vii) all chemical inventories and reports of chemical emissions; (viii) all correspondence relating to pending or threatened environmental claims; and (ix) all records obtained from prior owners or operators of the Real Estate relating to environmental conditions.
           4.2 Inspection of Vessels. The Buyer shall have the right, at its sole cost, risk and expense, to inspect the Vessels at any reasonable time and from time to time prior to the Closing Date, provided that such inspection shall be conducted in a manner that does not unreasonably interfere with the operation of the Vessels. Any such inspection may include the opening up of machinery and equipment and, at the Buyer’s option, may be conducted by drydocking any Vessel (subject to obtaining the consent of the user of such Vessel). The Company shall keep the Buyers advised of the location and whereabouts of each Vessel to facilitate such an inspection. Any direct costs incurred by Company as a result of such inspection shall be reimbursed to Company by Buyer.

           4.3 Conduct of the Business. Except as specifically required or contemplated by this Agreement or otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending on the Closing Date, the Company and the Subsidiaries will and the Sellers will cause the Company and the Subsidiaries to:
           (a) conduct the Business only in the usual, regular and ordinary manner consistent with current practice and, to the extent consistent with such operation, use its reasonable best efforts to keep available the services of the present employees of the Company and the Subsidiaries and preserve the Company’s and the Subsidiaries’ present relationships with persons having business dealings with the Company and the Subsidiaries;
           (b) maintain the Company’s and the Subsidiaries’ books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws and other obligations of the Company and the Subsidiaries;
           (c) not (i) sell, lease, charter or otherwise dispose of any of the assets of the Company or any Subsidiary other than in the ordinary course of its business in accordance with past practices, (ii) modify or change in any material respect any contract of the Company or any Subsidiary, other than in the ordinary course of business or (iii) agree, whether in writing or otherwise, to do any of the foregoing; and
           (d) not (i) permit or allow any of the assets of the Company or any Subsidiary to become subject to any liens or Encumbrances (other than in the ordinary course of business), (ii) waive any claims or rights relating to the Business, except in the ordinary course of business and consistent with past practice, (iii) grant any increase in the compensation of any employees employed in the conduct of the Business, except for reasonable increases in the ordinary course of business and consistent with past practice or as required by contractual arrangements existing on the date hereof, and reasonable payments in normal sales compensation plans, including bonuses, (iv) enter into any agreements giving rise to trade and barter obligations relating to the assets of the Company or any Subsidiary, or (v) agree, whether in writing or otherwise, to do any of the foregoing.
           4.4 Further Actions. Subject to the terms and conditions hereof, the Sellers, Company and Buyer will each use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts: (i) to obtain prior to the Closing Date all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company or the Subsidiaries as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings; and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Where the consent of any third party is required under the terms of any of the Company’s or the Subsidiaries’ leases or contracts to the transactions contemplated by this Agreement, the Sellers and the Company will use reasonable best efforts to obtain such consent on terms and conditions not less favorable than as in effect on the date hereof. The Sellers and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents.
           4.5 Notification.
           (a) The Sellers and the Company shall promptly notify Buyer in writing and keep it advised as to (i) any litigation or administrative proceeding filed or pending against the Company or any Subsidiary or, to their knowledge, threatened against any of them, including any such litigation or administrative proceeding that challenges the transactions contemplated hereby; (ii) any material damage or destruction of any of the assets of the Company or any Subsidiary; (iii) any material adverse change in the results of operations of the Company or any Subsidiary; and (iv) any variance from the representations and warranties contained in Section 3.1 hereof or of any failure or inability on the part of the Sellers or the Company to comply with any of their respective covenants contained in this Section 4.
           (b) The Buyer and Pool shall promptly notify the Sellers and the Company in writing and keep it advised as to (i) any litigation or administrative proceeding filed or pending against the Buyer or Pool or, to its knowledge, threatened against it, that challenge the transactions contemplated hereby and (ii) any variance from the representations and warranties contained in Section 3.2 hereof or of any failure or inability on the part of the Buyer or Pool to comply with any of their respective covenants contained in Section 2 and Section 4 hereof.
           4.6 No Inconsistent Action. Subject to Sections 6.1 and 6.2 hereof, no party hereto shall take any action inconsistent with its obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement.
           4.7 Hart-Scott-Rodino Act. Buyer and Sellers will file the Notification and Report Forms and related material that they are required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use their reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable, provided, however, that the reasonable efforts of Buyer shall not include (a) proffering Buyer’s willingness to accept an order providing for the divestiture of such of the properties, assets, operations, or business of the Company or any Subsidiary (or, in lieu thereof, such properties, assets, operations, or business of Buyer or any of Buyer’s affiliates) as are necessary to permit the consummation of the transactions contemplated by this Agreement, including an offer to hold separate such properties, assets, operations or businesses pending any such divestiture, (b) proffering Buyer’s willingness to accept any other conditions, restrictions, limitations or agreements affecting the full rights of ownership of the Company’s or any Subsidiary’s assets (or any portion thereof) as may be necessary to permit the consummation of the transactions contemplated by this Agreement, or (c) entering into or continuing any litigation relating to this Agreement or the transactions contemplated hereby.
           4.8 Acquisition Proposals. None of the Sellers, the Company, any Subsidiary, or any affiliate, director, officer, employee or representative of any of them shall, directly or indirectly (i)

solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with any person that is considering making or has made an Acquisition Proposal. Sellers and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has heretofore entered into a confidentiality agreement in connection with Acquisition Proposal to return to Sellers and the Company all confidential information hereto furnished to such person by or on behalf of any Seller or the Company. The term “Acquisition Proposal,” as used herein, means any offer or proposal for or any indication of interest in, a merger or other business combination involving the Company or any of its affiliates, or the acquisition of an equity interest in or substantial portion of the assets of, the Company or affiliate of the Company, other than the transactions contemplated by this Agreement.
           4.9 Public Announcements. Except as may be required by Applicable Law or the National Association of Securities Dealers, Inc., neither Buyer, on the one hand, nor Sellers and the Company, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.
           4.10 Purchase Price Adjustments. (a) All debt of Company shall be paid by Company with neither Seller nor any present Guarantor of such debt having any responsibility whatsoever to satisfy or pay such debt; (b) the assets of the Company at Closing shall not include two (2) Cessna aircraft previously owned by Company; and (c) Seller’s and Seller’s affiliates shall be fully released from any obligations or guarantees with respect to the Construction Contracts or other contracts which Sellers have guaranteed or if releases cannot be obtained, the Company shall indemnify the Sellers from such obligations in form and substance reasonably satisfactory to Sellers. At the Closing, Sellers will cause Sea Mar Equipment, Inc. to assign all rights and obligations of Sea Mar Equipment, Inc. under the Construction Contract to the Company.
           4.11 Regulatory Approvals. Buyer shall seek an obtain all necessary governmental and regulatory approvals for the acquisition of the shares of Company and Sellers will cause Company to cooperate with Buyer in obtaining such approvals.
           4.12 Registration Rights.
           (a) Within five (5) days following the last to occur of the Closing or Pool’s filing its Annual Report on Form 10-K for the year ended December 31, 1997, Pool shall (i) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) covering the shares of Pool Stock issued to the Sellers pursuant to this Agreement, excluding, however, the shares of Pool Stock delivered into escrow pursuant to the terms of the Escrow Agreement and references in this Section to “Registered Pool Stock” shall be deemed to include only such Pool Stock subject to the Shelf Registration Statement and any shares of Registered Pool Stock or other securities received by the Sellers on account of any stock split, stock dividend or merger of Pool with respect to such Registered Pool Stock for the nonunderwritten offering and sale by the Sellers of such Registered Pool Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and (ii) use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary resale of such Registered Pool Stock by the Sellers or any of them.
           (b) Notwithstanding the provisions of the foregoing paragraph (a), if the Board of Directors of Pool determines in good faith, expressed by a resolution specifying the reason therefor, that the secondary offer and resale of Registered Pool Stock by the Sellers as contemplated by the foregoing paragraph (a), would materially and adversely affect a pending or proposed public offering of securities of Pool, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Pool or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Pool, then upon written notice of such determination to each of the Sellers, Pool shall be entitled to require the suspension by the Sellers of any distribution of Registered Pool Stock under the Shelf Registration Statement for a reasonable period of time which, for purposes of this paragraph (b), shall not exceed 60 days nor 45 days after the abandonment or consummation of the proposal or transaction. Such written notice shall contain a general statement of the reasons for such suspension, a copy of the resolution adopted by Pool’s Board of Directors certified by Pool’s corporate secretary and an estimate of the anticipated period of suspension. Pool shall promptly notify each of the Sellers of the expiration or earlier termination of such suspension.
           (c) Notwithstanding the provisions of paragraph (a), if Pool shall file a registration statement with respect to an offering by it through an underwriter or group of underwriters (an “Underwriter Registration Statement”) of Pool Stock or securities convertible into or exchangeable or exercisable for Registered Pool Stock, and the managing underwriter or underwriters advise Pool that a sale or distribution of the Registered Pool Stock covered by the Shelf Registration Statement would adversely affect such offering, then upon written notice to each of the Sellers by or on behalf of such underwriters, the Sellers shall, to the extent not inconsistent with applicable law, suspend the distribution of any shares of Pool Stock pursuant to the Shelf Registration Statement or otherwise directly or indirectly through derivative transactions sell any Pool Stock during a period specified by or on behalf of such underwriters, which period shall not be greater than 10 days prior to or 90 days following the effective date of such Underwriter Registration Statement. The period following the effective date of such Underwriter Registration Statement shall be subject to early termination by the managing underwriter or underwriters. Following expiration or termination of any such suspension pursuant to this paragraph (c), no other suspension may be imposed for at least 90 days.
           (d) If, at any time prior to the first anniversary of the Closing Date, Pool proposes to register under the Securities Act any shares of Registered Pool Stock for sale by it pursuant to an underwritten public offering (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to the Sellers who then hold shares of Registered

Pool Stock of its intention so to do and, upon the written request (which must specify the number of shares of Registered Pool Stock to participate in such underwritten offering) of any of the Sellers delivered to Pool within five days of receipt of Pool’s notice. Pool will use all reasonable best efforts to cause any Registered Pool Stock issued to such requesting Seller as to which registration shall have been so requested to be included in the shares to be covered by the registration statement proposed to be filed by Pool for sale by it in such offering, all to the extent requisite to permit the sale or other disposition (in accordance with the written request of the Sellers as aforesaid) of such Registered Pool Stock in such offering as have so requested such registration. Nothing contained herein shall, however, limit Pool’s right to cancel, postpone or withdraw any such proposed registration for any reason.
           (e) Any request by the Sellers pursuant to paragraph (a) to register Registered Pool Stock for sale in the underwriting shall be on the same terms and conditions as the shares of Registered Pool Stock to be registered, if any, and sold through underwriters under such registration; provided, however, that as a condition to such inclusion the requesting Sellers shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all Registered Pool Stock proposed to be included by the requesting Sellers and any other shares of Registered Pool Stock sought to be registered by any other shareholder of Pool exercising rights comparable to those of the Seller (the “Other Common Stock”) would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by Pool or by any holder of Registered Pool Stock having the right to require Pool to file a registration statement to register such Registered Pool Stock, then the number of shares of Registered Pool Stock and Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.
           (f) Following the filing of the Shelf Registration Statement, Pool will:
           (i) use reasonable efforts to cause the Shelf Registration Statement to become effective as expeditiously as reasonably practicable and remain effective until the first anniversary of the Closing Date or such shorter period of time until the transfer or sale of all Registered Pool Stock so registered has been completed;
           (ii) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Registered Pool Stock covered by the Shelf Registration Statement in accordance with the intended method of distribution set forth in the Shelf Registration Statement;
           (iii) as expeditiously as reasonably practicable, furnish to each of the Sellers selling Registered Pool Stock registered, or to be registered under the

Securities Act, such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request, in order to facilitate the public sale or other disposition of such Registered Pool Stock owned by such Seller; provided, however, that the obligation of Pool to deliver copies of prospectuses or preliminary prospectuses to such Sellers shall be subject to the receipt by Pool of reasonable assurances from such Sellers that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;
           (iv) as expeditiously as practicable, use its best efforts to register or qualify Registered Pool Stock covered by such registration statement under such other securities laws of such United States jurisdictions as the Sellers making such request shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Sellers making such request to consummate the public sale or other disposition in such jurisdictions of Registered Pool Stock owned by such Sellers; provided, however, that Pool shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject; and
           (v) bear all Registration Expenses (as defined below) in connection with the Shelf Registration Statement; provided, however, that all Selling Expenses (as defined below) of Registered Pool Stock held by the Sellers and all fees and disbursements of counsel for the Sellers in connection with the Shelf Registration Statement pursuant to this Section 4.12 shall be borne by such Sellers pro rata in proportion to the number of shares of Registered Pool Stock covered thereby being sold or in such proportion as they may agree. All (i) registration and filing fees; (ii) printing expenses; (iii) fees and disbursements of counsel for Pool; (iv) blue sky fees and expenses; and (v) fees and expenses of accountants for Pool are herein referred to as “Registration Expenses”. All underwriting fees and discounts and brokerage and selling commissions and fees and expenses of the counsel for the Sellers and any underwriter’s counsel applicable to the sales in connection with the Shelf Registration Statement are herein referred to as “Selling Expenses”.
           (g) Pool will indemnify and hold harmless each Seller, with respect to which registration or qualification of Registered Pool Stock has been effected pursuant to this Section 4.12 against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pool of any rule or regulation promulgated under the Securities Act applicable to Pool and relating to action or inaction required of Pool in connection with any such registration or qualification, and will promptly reimburse each such Seller, each of such Seller’s officers, directors, partners, or members, as the case may be, and each person controlling such Seller, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; provided, however, that Pool will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Pool by such Seller specifically for inclusion in the Shelf Registration Statement, prospectus or offering circular. The obligations of Pool under the foregoing indemnity agreement shall survive the completion of the offering of Registered Pool Stock under the Shelf Registration Statement provided for in this Section 4.12.
           (h) Each Seller with respect to which registration or qualification of Registered Pool Stock has been effected pursuant to this Section 4.12 will indemnify and hold harmless Pool, each of Pool’s officers, directors, and each person controlling Pool, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Seller of any rule or regulation promulgated under the Securities Act applicable to such Seller and relating to action or inaction required of such Seller in connection with any such registration or qualification, and will promptly reimburse Pool, each of Pool’s officers, directors, and each person controlling Parent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; provided, however, that such Seller will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Seller specifically for inclusion in the Shelf Registration Statement, prospectus or offering circular. The obligations of Sellers under the foregoing indemnity agreement shall survive the completion of the offering of Registered Pool Stock under the Shelf Registration Statement provided for in this Section 4.12.
           (i) If Rule 144 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale by a Seller at any time over a period of 90 consecutive days of all the shares of Pool Stock received by the Sellers in compliance with the provisions thereof, then the rights of the Sellers as to registration provided for in this Section 4.12 with respect to all of that Seller’s portion of the Pool Stock shall terminate immediately.

5.	Conditions Precedent.
           5.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by each party) at or prior to the Closing Date of each of the following conditions:
           (a) No Governmental Action. No action of any private party or Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.
           (b) Termination under Hart-Scott-Rodino Act. The termination or early termination of the applicable waiting period under the HSR Act shall have occurred.
           (c) Employment Agreement. An Employment Agreement in substantially the form of Exhibit 6 shall have been entered by the Company with Al. A. Gonsoulin.
           (d) Escrow Agreement. Escrow Agreement in substantially the form of Exhibit 3 shall have been entered by the Sellers, Bank One Texas N.A. and Buyer.
           (e) Voting Agreement. The Voting Agreement in substantially the form of Exhibit 4 shall have been entered by Buyer and Seller.
           5.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:
           (a) Accuracy of Representations and Warranties. All representations and warranties of the Sellers and the Company contained herein or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.
           (b) Performance of Agreements. The Sellers and the Company shall have, in all material respects, performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.
           (c) Actions and Proceedings. All corporate actions, proceedings, instruments and documents to be obtained by Company and/or Sellers required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

           (d) Title. On the Closing Date, Buyer shall be satisfied in its reasonable discretion as to the Sellers’ ownership of the Stock, free and clear of all liens, easements, claims, charges and Encumbrances.
           (e) Licenses and Consents. All licenses, Permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (including, without limitation, any air and water discharge permits required by the United States Environmental Protection Agency) or any other third parties which are reasonably necessary to enable Buyer to own the Stock and assets of the Company and the Subsidiaries and conduct the Business after the Closing in substantially the same manner as the assets of the Company are owned and the Business is being conducted as of the date hereof shall have been obtained and shall be in full force and effect. All consents of the lenders to Pool or the Buyer necessary to consummate this transaction shall have been obtained and shall be in full force and effect.
           (f) Environmental Matters. Buyer shall have obtained one or more Environmental Assessments and shall not have discovered any events, occurrences or conditions at or affecting the Company’s or any Subsidiary’s Real Estate or the Business, other than as described on Schedule 3.1(n) hereto, which in the aggregate could reasonably be expected to cause the Company or any Subsidiary to incur expenses in excess of $10,000 for remediation of existing environmental conditions or for past exposure on-site or off-site of any person or property to any Hazardous Materials. For purposes of this Section 5.2 (f), an “Environmental Assessment” is an environmental report or reports on the Company’s or any Subsidiary’s Real Estate by an environmental engineering firm or firms selected by Buyer. Buyer acknowledges that it has received an Environmental Assessment satisfactory to Buyer.
           (g) Opinion of Counsel to Sellers and the Company. Nesser, King & LeBlanc L.L.P., counsel for the Sellers and the Company, shall have furnished to Buyer its written opinion, dated the Closing Date, substantially in the form attached as Exhibit 7.
           (h) Operation. The Business shall have been operated and maintained substantially in the manner in which it has been operated and maintained previously in the ordinary course of business and the Company shall not enter into (nor permit its Subsidiaries to enter into) or renew any material agreements or other commitments extending a substantial term beyond the Closing Date or take any action which is not in the ordinary course of business, except for the transactions otherwise contemplated herein, without the prior written approval of Buyer.
           (i) Material Adverse Change. There shall have been no material adverse change in the Business or financial condition of Company from December 31, 1996 until the Closing Date.
           (j) Facts or Omissions. Buyer shall not have discovered any fact or omission materially adverse to the condition, results of operations or prospects of the Company.

           (k) Audit. Buyer shall have reviewed (i) the Vessels and equipment of the Company and, in its sole discretion, found such equipment to be in good and usable condition and to have been reflected on the books of the Company in accordance with GAAP and (ii) the accounts receivable of the Company, net of any reserves, and, in its sole discretion, found such receivables to be good and collectible.
           (1) Vessel Documents. The Buyer shall have received each of the following documents:
           (i) A Certificate of Ownership or abstract of title for each Vessel dated immediately prior to the Closing Date evidencing the Company’s ownership of the Vessel free and clear of all Encumbrances, except as set forth in Section 3.1 (e) .
           (ii) All records, repair records, ship’s documents (other than logs), plans, drawings, and blueprints in Company’s possession relating to the Vessels.
           (iii) Certificates from the American Bureau of Shipping (the “ABS”) as to those Vessels classed by ABS showing such Vessels current classification. The cost of obtaining such certificates shall be borne by Buyer.
           (m) New Vessel Charters. The Company shall have entered into charters for use of not less than four of the New Vessels and such charters shall be in full force and effect.
           5.3 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction (or waiver by the Sellers) at or prior to the Closing Date of each of the following conditions:
           (a) Accuracy of Representations and Warranties. All representations and warranties of Buyer contained herein or in any certificate or document delivered to the Sellers pursuant hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.
           (b) Performance of Agreements. Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.
           (c) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Sellers, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.
           (d) Opinion of Counsel to Buyer. Gardere Wynne Sewell & Riggs, L.L.P., general counsel for Buyer, shall have furnished to Sellers its written opinion, dated the Closing Date, substantially in the form attached as Exhibit 8.

           (e) Material Adverse Change. There shall have been no material adverse change in the financial or business condition of Buyer or Pool from September 30, 1997 until the Closing Date.

6.	Termination.
           6.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual consent of Buyer and the Sellers or (b) by any party by notice to the other parties in the event that the Closing Date shall not have occurred on or before April 30, 1998; provided, however, that if the Closing Date shall not have occurred on or before such date due to a breach of this Agreement by one of the parties or an affiliate of such party, that party may not terminate this Agreement.
           6.2 No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force or effect, except that the provisions of Sections 4.9, 8.6, 9.1, 9.11, 9.12 and 9.13 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability hereinafter provided in this paragraph for any failure to comply with any provision, covenant or agreement contained herein.
           In the event either party (the “Breaching Party”) fails to close the transaction as contemplated by this Agreement notwithstanding that all of the conditions to its obligation to close have been met, the other party (the “Non-Breaching Party”) shall be entitled to payment of liquidated damages in the amount of $10,000,000 which shall be payable by the Breaching Party on May 1, 1998; provided, however, if Sellers fail to close as a result of a breach of Section 4.8 hereof, Sellers and Company shall be jointly and severally obligated to pay Buyer the sum of $10,000,000 as a fee and liquidated damages. The aforesaid payment shall be the sole and exclusive remedy of the Non-Breaching Party for damages for failure to close this transaction.

7.	Covenants; Action Subsequent to Closing.
           7.1 Use of Names. After the date hereof, the Sellers each agrees that neither they, nor any of their affiliates shall use the names, trademarks, slogans, trade names, logos or labels of the Company or any Subsidiary.

8.	Indemnification.
           8.1 Indemnification by the Sellers. Subject to the provisions of this Section 8, the Sellers, jointly and severally, (without any right of contribution from the Company) shall protect, indemnify and hold harmless Buyer, each officer, director and agent of Buyer and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs and attorneys’, and accountants’ fees and disbursements, and any federal, state or local income or franchise taxes payable in respect of the receipt of cash or money in discharge of the foregoing, but reduced by any net amount paid to Buyer on account of such loss by any insurance policies

(collectively referred to herein as “Damages”) to which Buyer may become subject if such Damages arise out of or are based upon the breach of any of the representations and warranties (whether such breach occurred as of the date of execution of this Agreement or as of the Closing Date), covenants or agreements made by the Sellers or the Company in this Agreement, including the Exhibits and Schedules hereto, or in any certificate or instrument delivered by or on behalf of the Sellers or the Company pursuant to this Agreement.
           8.2 Indemnification by Buyer. Subject to the provisions of this Section 8, Buyer shall protect, indemnify and hold harmless the Sellers, in respect of any Damages to which the Sellers may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, including the Exhibits and Schedules hereto, or in any certificate delivered by or on behalf of Buyer pursuant to this Agreement. The aggregate liability of Buyer under this Section 8.2, and any other provision of this Agreement, any other contract, any theory in tort or any other theory in law or equity, shall not exceed $20,000,000.
           8.3 Monetary Limit on Indemnification Liability.
           (a) Notwithstanding any other provisions to the contrary in this Agreement, the aggregate total liability under Section 8.1(a) of this Agreement, any other provision of this Agreement, any other Contract, any theory in tort or any theory of law of the Sellers shall be limited to the lesser of (i) $20,000,000 or (ii) the value of the Pool Stock held pursuant to the Escrow Agreement (determined pursuant to the terms and conditions of the Escrow Agreement) (except with respect to Damages relating to title to the Shares the liability for which shall not be so limited) with Buyer and Pool waiving and releasing Sellers from any and all claims (except with respect to Damages relating to title to the Shares) exceeding said limit in the aggregate. Buyer and Pool waive release and discharge Sellers from any liability hereunder in excess of the limit contained in this Section 8.3(a).
           (b) In order to avoid or diminish disputes between Sellers and Buyer with respect to the indemnity obligations set forth herein, as limited by Section 8.3(a) above, 8.3(c) and 8.4, below, the parties agree that Sellers shall have no liability to either Buyer or Pool with respect to any breach of the obligations set forth in Section 8.1, this Agreement, any other contract, any theory of tort, or any other theory of law, until $500,000 in aggregate liability for Damages or under any theory of tort, or any theory is reached, with Sellers only being responsible for amounts exceeding $500,000 in the aggregate subject to the limits of Section 8.3(a) above.
           8.4 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:
           (a) If any person shall notify an indemnified party (the “Indemnified Party”) with respect to any matter which may give rise to a claim for indemnification (a “Claim”) against Buyer or the Sellers (the “Indemnifying Party”) under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing.

           (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety (subject to any limitations contained in Section 8) of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (iii) the Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedental custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Claim actively and diligently and in good faith.
           (c) So long as the Indemnifying Party is conducting the defense of the Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).
           (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 8.
           8.5 Time Limits on Liability. Anything contained in this Agreement to the contrary notwithstanding, the indemnity liability of any party for indemnity shall only extend to matters for which a bona fide claim has been asserted by written notice of such claim delivered to the Indemnifying Party on or before two (2) years from the Closing Date except for (i) breaches of representations with respect to title to the Shares, authority, and finders fees which will survive indefinitely, (ii) breaches of representations with respect to environmental matters and Jones Act liability which will survive for three (3) years, and (iii) breaches of representations with respect to taxes and ERISA which will survive for statutory limitation periods, including any extensions or waivers thereof. Buyer and Seller each waive and release any claim for indemnity hereunder if notice is not given hereunder on or before the expiration of the periods provided herein.

           8.6 Seller Representative. The Sellers hereby appoint Al A. Gonsoulin as their representative (the “Seller Representative”), who shall have full power and authority to make all decisions relating to the Statement provided in Section 2.3 and the defense and/or settlement of any claims for which the Sellers may be required to so indemnify the Buyer (and vice versa) and to take such other actions (and any other actions reasonably related or ancillary thereto) provided herein to be taken by the Seller Representative. If the Seller Representative shall die, become totally incapacitated or resign from such position, the remaining Sellers shall select another member from among the selling group (or their heirs, executors, administrators or personal representatives) to fill such vacancy. All decisions and actions by the Seller Representative, including, without limitation, any agreement between the Seller Representative and the Buyer relating to the determination of Adjusted Profit or Loss, the defense or settlement of any claims for which the Sellers may be required to so indemnify Buyer, any decision, action or agreement to be made or taken under the Escrow Agreement, any amendment to this Agreement or the Escrow Agreement or any other action provided herein to be taken by the Seller Representative, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, the Sellers shall be deemed to have agreed that (i) the provisions of this Section 8.6 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this Section 8.6 would be inadequate, (iii) the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if it brings an action to enforce the provisions of this Section 8.6, (iv) the provisions of this Section 8.6 shall be binding upon the heirs, executors, administrators, personal representatives and successors of each Seller and (v) any references in this Agreement to a Seller or Sellers shall mean and include the successors to the Sellers’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise. All fees and expenses incurred by the Seller Representative shall be paid by the Sellers.

9.	Miscellaneous.
           9.1 Payment of Certain Fees and Expenses.
           Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers’ fees, attorneys’ fees and accountants’ fees.
           Buyer and Sellers shall each be responsible for the payment of their own filing fees under the HSR Act. Buyer acknowledges that Sellers may not be required to pay a filing fee as a result of certain exemptions which may be available to Sellers.
           9.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, or sent by telecopier, as follows:

           (a) If to the Company:
Sea Mar, Inc.
3417 W. Admiral Doyle
New Iberia, Louisiana 70560
Telecopier No.: (318) 365-7075
with a copy to:
John T. Nesser III
Nesser, King & LeBlanc, L.L.P.
201 St. Charles Avenue, Suite 3800
New Orleans, Louisiana 70170
Telecopier No.: (504) 582-1233
           (b) If to Buyer:
Pool Energy Services Co.
ENSERCH Tower
10375 Richmond Avenue
Houston, Texas 77042
Telecopier No.: (713) 954-3326
with a copy to:
Gardere Wynne Sewell & Riggs, L.L.P.
333 Clay, Suite 800
Houston, Texas 77002
Attention: Frank M. Putman
Telecopier No.: (713) 308-5555
           (c) If to a Seller, to the address shown on his or her signature page.
or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.
           9.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
           9.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
           9.5 Assignability. This Agreement shall not be assignable by the Sellers without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers; provided, however, that Buyer shall be entitled to assign this Agreement to an affiliate without the consent of Sellers, so long as Buyer and Pool guarantee the full performance of the obligations set forth herein.
           9.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving or his or her personal representative under Section 8.6. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
           9.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid which constitute interest under Applicable Law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by Applicable Law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.
           9.8 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
           9.9 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
           9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
           9.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

           9.12 Dispute Resolution. Any dispute, difference or question (“Dispute”) between Buyer and the Sellers (“Disputing Parties”), shall be resolved in accordance with the following dispute resolution procedures:
           (a) Good Faith Negotiations. The Disputing Parties shall endeavor, in good faith, to resolve the Dispute through negotiations. If the Parties fail to resolve the Dispute within a reasonable time, each Party shall nominate a senior officer or officers of its management to meet at any mutually agreed location to resolve the Dispute.
           (b) Mediation. In the event that the negotiations do not result in a mutually acceptable resolution, either Disputing Party may require that the Dispute shall be referred to mediation in Houston, Texas. One mediator shall be appointed by the agreement of the Parties. The mediator shall be suitably qualified person having no direct or personal interest in the outcome of the Dispute. Mediation shall be held within thirty (30) days of referral to mediation. In the event the Disputing Parties are unable to agree on a mediator, the Parties agree to the appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association.
           (c) Arbitration. In the event the Parties are unsuccessful in their mediation of the Dispute, or if there is any Dispute about the scope of or the compliance by any Party with the provisions of Section 9.12, either Disputing Party may request that the Dispute be settled by arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration proceeding conducted in the City of Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the arbitration proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the arbitral proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the arbitration proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the disputing Parties or the decision of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such arbitration shall be borne equally by the Disputing Parties. Notwithstanding the foregoing. Buyer may apply to any court of competent jurisdiction for injunctive relief under Sections 7.1 or 8.6 without breach of this Section 9.12 and this Section 9.12 shall be of no force and effect with respect to such applicant for injunctive relief only.
           9.13 Confidentiality. In the event the Closing does not occur on or before April 30, 1998, Pool and Buyer shall immediately return all copies of Sea Mar documents and any abstracts, summaries, notes or other documents relating thereto. Further, Pool and Buyer acknowledge that Sea Mar has a legitimate and continuing proprietary interest in the protection of its confidential information and that Sea Mar has invested substantial sums to develop, maintain and protect that confidential information. Accordingly, in the event the transaction contemplated by the Stock Purchase Agreement is not closed in accordance with the terms set forth therein, Pool and Buyer agree that they shall keep secret, confidential, in strictest confidence, and shall not use for the benefit of themselves or others, any information provided by or related to Sea Mar and its business, including without limitation, financial information, trade secrets, customer lists, employment lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, technical processes, designs, or other information proprietary in nature utilized or relied upon by Sea Mar in the operations of its business. Further, for a period of two years after the termination of the Stock Purchase Agreement, Pool and Buyer shall not directly or indirectly hire or solicit or cause others to hire or solicit any employee of Sea Mar, without the express written consent of Sea Mar. Any breach of this provision shall entitle Sea Mar and Sellers to all remedies available under applicable law.

10.	Definitions.
           10.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:
           “Affiliate” means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.
           “Applicable Law” means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.
           “Builder” shall mean Halter Marine, Inc.
           “Business Day” means any day other than a Saturday or Sunday, on which national banks in Houston, Texas are required or permitted to be open.
           “Code” means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.
           “Construction Contract” means that certain Vessel Construction Contract between Sea Mar Equipment, Inc. and Halter Marine, Inc. dated August 1, 1997.
           “Encumbrances” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), licenses, sublicenses, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.
           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

           “GAAP” means generally accepted accounting principles as in effect on the date of this Agreement.
           “Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).
           “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
           “Intellectual Property” means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.
           “IRS” means the Internal Revenue Service.
           “New Vessels” means all vessels which are being constructed or will be constructed under the Construction Contract.
           “Permits” means licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.
           “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.
           “Proceedings” means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.
           “Reasonable best efforts” means a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.
           “Securities Act” means the Securities Act of 1933, as amended.
           “Shareholder Equity” means shareholders equity as shown on Sea Mar’s financial statements as determined in accordance with GAAP, consistently applied.
           “Subsidiary” means any corporation more than 30 percent of whose outstanding voting securities, or any partnership, joint venture, or other entity more than 30 percent of whose total equity interests is owned, directly or indirectly, by the Company.
           “Taxes” means any income taxes or similar assessments or any sales, value-added excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, import or custom duties or taxes or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

           “Tax Return” means any return or report, including any related or supporting information, with respect to Taxes.
           “Treasury Regulations” means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.
           “Vessels” means all of the vessels described in Schedule
           10.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:

Defined Terms	Reference

Accounting Arbitrator	Section 2.3(d)
Accounts Receivable	Section 3.1(h)
Acquisition Proposal	Section 4.8
Adjusted 1998 EBITDA	Section 2.4(a)
Adjusted 1999 EBITDA	Section 2.4(b)
Agreement	Preamble
Audited Financial Statements	Section 3.1(d)
Auditors	Section 2.3(a)
Breaching Party	Section 6.2
Business	Recital 1
Buyer	Preamble
Cash Amount	Section 2.2(a)
Claim	Section 8.4(a)
Closing	Section 2.1
Closing Date	Section 2.1
Closing Price	Section 2.2(b)
Company	Preamble
Construction Contract Assignment	Section 2.5
Damages	Section 8.1
Determination Date	Section 2.3(c)
Dispute	Section 9.12
Disputing Parties	Section 9.12
EBITDA	Section 2.4(a)
Environmental Assessment	Section 5.2(f)
Environmental Laws	Section 3.1(n)
Escrow Agent	Section 2.2(a)
Escrow Agreement	Section 2.2(a)
Financial Statements	Section 3.1(d)
Hazardous Material	Section 3.1(n)
Indemnified Party	Section 8.4(a)
Indemnifying Party	Section 8.4(a)

Latest Balance Sheet	Section 3.1(d)
Non-Breaching Party	Section 6.2
Note	Section 2.2(a)
Outstanding Insurance Claim	Section 3.1 (j)
Pool	Preamble
Pool Stock	Section 2.2(b)
Pro Forma Balance Sheet	Section 2.3(a)
Purchase Price	Section 2.2
Purchase Price Adjustment	Section 2.3(a)
Real Estate	Section 3.1(f)
Reports	Section 3.2(f)
Seller Representative	Section 8.6
Sellers	Preamble
Statement	Section 2.3(a)
Stock	Recital 1
Unaudited Financial Statements	Section 3.1(d)
           10.3 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include”, “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation”. Each reference herein to a Schedule, Exhibit or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.
           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

SEA MAR, INC.
By:	/s/ Al A. Gonsoulin
Name:	Al A. Gonsoulin
Title:	President

POOL ENERGY SERVICES CO.
By:	/s/ William J Myers
Name:	William J Myers
Title:	Group Vice President

POOL COMPANY
By:	/s/ William J Myers
Name:	William J Myers
Title:	Group Vice President

COUNTERPART SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT
           The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated February 10, 1998 among Pool Energy Services Co., Pool Company, Sea Mar, Inc. and others.

GONSOULIN ENTERPRISES INC.
	By:	/s/ Al A. Gonsoulin
Al A. Gonsoulin
President

Date:	February 10, 1998

Accepted and Agreed:

POOL ENERGY SERVICES CO.

By:	/s/ William J Myers

William J Myers
Group Vice President

POOL COMPANY

By:	/s/ William J Myers

William J Myers
Group Vice President

COUNTERPART SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT
           The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated February 10, 1998 among Pool Energy Services Co., Pool Company, Sea Mar, Inc. and others.

/s/ Al A. Gonsoulin
Al A. Gonsoulin

Date:	February 10, 1998

Accepted and Agreed:

POOL ENERGY SERVICES CO.

By:	/s/ William J Myers

William J Myers
Group Vice President

POOL COMPANY

By:	/s/ William J Myers

William J Myers
Group Vice President

EXHIBIT 1
to Stock Purchase Agreement
Allocation of Purchase Price

		Shares
Shareholder	Cash Amount	of Pool Stock

Al A. Gonsoulin	$35,000,000	1,076,923
Gonsoulin Enterprises, Inc.	$15,000,000	461,539

TOTAL	$50,000,000	1,538,462